UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 8, 2018

Bigfoot Project Investments Inc.

(Exact name of Company as specified in its charter)

Nevada	001-36877	45-3942184
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

Bigfoot Project Investments, Inc. 570 El Camino Real NR-150 Redwood City, CA 94063
(Address of principal executive offices)

(415) 518-8494
(Company’s Telephone Number) With a copy to the Company’s legal counsel:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Bigfoot Project Investments Inc.

Form 8-K

Current Report

Item 1.01 Entry into a Material Definitive Agreement.

On August 8th, 2018, Bigfoot Project Investments continued negotiations with EMA Financial issuing an offer to settle the outstanding convertible note of $30,000.

July 3rd, 2018, Bigfoot Project Investments Inc. filed a complaint against FMW Media Works (New To The Street) for breach of contract. The defendant was personally served with the complaint June 29th. The defendant did not respond within the 30 days as specified by the court documents. Bigfoot Project Investments Inc. plans to file for a default judgement in the amount of damages specified in the court documents. Details on the case can not be released while it is in litigation.

In connection with the foregoing, the Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, for transactions not involving a public offering.

The forgoing descriptions of the Securities Purchase Agreement and the Note are qualified in their entirety by reference to the full text of the Securities Purchase Agreement and Note.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01.

The information contained in Item 1.01 is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bigfoot Project Investments, Inc.

Date: August 8, 2018	By:	/s/ Tom Biscardi
Tom Biscardi
CEO